                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (As Permitted By Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          GUNTHER INTERNATIONAL LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     3)  Filing Party:

        ------------------------------------------------------------------------

     4)  Date Filed:

        ------------------------------------------------------------------------

                           GUNTHER INTERNATIONAL LTD.
                               One Winnenden Road
                           Norwich, Connecticut 06360

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 12, 2002

                                   ----------



      Notice is hereby given that the 2002 Annual Meeting of Stockholders of Gunther International Ltd. will be held at the corporate office of the Company, One Winnenden Road, Norwich, Connecticut, on Thursday, September 12, 2002 at 10:30 a.m., local time, for the following purposes:

      (1) To elect a Board of eight directors to serve until the next Annual Meeting of Stockholders or until their respective successors shall be elected and qualified;

      (2)   To approve the Gunther International Ltd. 2002 Stock Option Plan;

      (3) To approve an amendment to the Gunther International Ltd. Directors' Equity Plan; and

      (4) To act upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

      The Board of Directors has fixed the close of business on July 19, 2002 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company's principal executive offices located at One Winnenden Road, Norwich, Connecticut 06360. All stockholders are invited to attend the Annual Meeting in person.


July 29, 2002                   By order of the Board of Directors,
Norwich, Connecticut


                                John K. Carpenter
                                Senior Vice President, Chief Financial Officer, Treasurer and Secretary




                             YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

                           GUNTHER INTERNATIONAL LTD.

                               ONE WINNENDEN ROAD
                           NORWICH, CONNECTICUT 06360


                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors and management of Gunther International Ltd., a Delaware corporation (the "Company"), of proxies for use at the 2002 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the corporate office of the Company, One Winnenden Road, Norwich, Connecticut, on Thursday, September 12, 2002 at 10:30 a.m., local time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

      This Proxy Statement, Notice of Meeting and accompanying proxy card are first being mailed to stockholders on or about July 29, 2002.

                                     GENERAL

      Only holders of record of the Company's common stock, par value $.001 per share ("Common Stock"), issued and outstanding at the close of business on July 29, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 19,372,200 shares of Common Stock were issued and outstanding. Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held as of the Record Date.

      The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. In the event that there are not sufficient votes for a quorum, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

      Assuming the presence of a quorum, the individuals nominated for election to the Board of Directors, as described in Item 1 below, will be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting. This means that the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by those shares, will be elected. Each of the proposals to adopt the Gunther International Ltd. 2002 Stock Option Plan (see Item 2 below) and to adopt an amendment to the Gunther International Ltd. Directors' Equity Plan (see
Item 3 below) will be approved if a majority of the shares present at the Annual Meeting, either in person or by properly executed proxy, and entitled to vote thereon, are voted in favor of the proposals. Any other matters presented for consideration at the Annual Meeting each must be approved by the affirmative vote of a majority of the shares present, either in person or by properly executed proxy, and entitled to vote thereon, unless a higher vote is required under the applicable provisions of the Company's Restated Certificate of Incorporation, its bylaws, the laws of the State of Delaware, under whose laws the Company is incorporated, or other applicable law.

      As more fully described under the heading "Stock Ownership of Certain Beneficial Owners and Management," Gunther Partners, LLC and its affiliates, including two members of our Board of Directors, beneficially own in the aggregate approximately 70% of our outstanding Common Stock and, therefore, have the voting power to approve each of the items described in this proxy statement.

      For purposes of determining the number of affirmative votes cast with respect to a particular matter, only those votes cast "FOR" the matter are counted. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum, but will be counted separately (as neither a vote for nor a vote against) in the tabulation of the votes cast on each of the proposals presented to stockholders. Thus, an abstention will have no effect on the outcome of the election of directors (Item 1). With regard to the other proposals described in this proxy statement (Items 2 and 3), an abstention will, although counted separately, have the same effect as a negative vote. Brokers or other record holders or nominees ("brokers") holding shares for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. If a broker indicates on a proxy that it does not have authority to vote a customer's shares on a particular matter (so-called "broker non-votes"), the holder of such shares will still be considered present and entitled to vote for purposes of determining the presence of a quorum. However, such shares will not be considered as present and entitled to vote with respect to any matter for which the broker has not received voting instructions from the customer. As a result, these so-called "broker non-votes" will have no effect on the outcome of the voting with respect to any of the proposals described in the proxy statement.

      If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote FOR the slate of nominees proposed by the Board of Directors, FOR the adoption of the Gunther International Ltd. 2002 Stock Option Plan, FOR the adoption of the amendment to the Gunther International Ltd. Directors' Equity Plan, and as recommended by the Board of Directors with regard to all other matters or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not, in itself, constitute the revocation of a previously granted proxy.

                                     ITEM 1.
                              ELECTION OF DIRECTORS

      Eight directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. The Board of Directors' nominees are the eight individuals named below. It is the intention of the persons named in the enclosed proxy to vote the shares covered by each proxy for the election of all persons nominated for election by the holders of shares of Common Stock. Although the Board of Directors does not anticipate that such nominees will be unavailable for election, in the event of such occurrence the proxies will be voted for such substitute, if any, as the Board of Directors may designate.

      The following table sets forth certain information with respect to all nominees for election as directors of the Company, including those persons who currently serve in such capacity:

NAME                          AGE           PRINCIPAL OCCUPATION                                    SINCE
----                          ---           --------------------                                    -----
James A. Cotter, Jr.          62            Managing Member in a Broker/Dealer                      2001

Edward F. Hacker              59            Practicing CPA in Hacker Johnson, a CPA firm            2002

J. Kenneth Hickman            74            Independent Business and Financial Consultant           1994

Steven S. Kirkpatrick         47            Vice President                                          1999
                                            United States Trust Company of New York

Gerald H. Newman              61            Private Investor                                        1993

Marc I. Perkins               57            President and Chief Executive Officer                   1998
                                            of the Company

Robert Spiegel                66            Private Investor                                        1998

Thomas M. Steinberg           46            President                                               1998
                                            Tisch Family Interests

      JAMES A. COTTER, JR. Mr. Cotter has been a managing member of Capital Market Investment LLC, a broker/dealer, since June 1999. Prior to that he was a vice president of H.C. Wainwright & Co., a broker/dealer, from January 1994 until June 1999.

      EDWARD F. HACKER. Mr. Hacker has been a practicing CPA and shareholder the CPA firm Hacker Johnson in Tampa, Florida since 1974. Mr. Hacker was appointed to the Board of Directors effective June 30, 2002, to fill a newly-created vacancy on the Board.

      J. KENNETH HICKMAN. Mr. Hickman is a certified public accountant. He has been an independent business consultant since January 1991. For twenty-seven years prior to that, he was a partner of Arthur Andersen LLP and its predecessors, with various responsibilities including managing partner of the firm's New Jersey office and director of its international business practice program. He is a trustee of Fordham University and has served as a director and officer of a number of not-for-profit organizations, primarily those concerned with international trade and foreign affairs.

      STEVEN S. KIRKPATRICK. Mr. Kirkpatrick is a Vice President of the United States Trust Company of New York, where he is the manager of the Real Estate, Closely Held Business and Oil & Gas Departments. He joined the United States Trust Company of New York in 1986. Prior to that, he was a financial analyst for Schupak & Company, a merchant banking firm specializing in private placements of debt and equity securities for the leisure and hospitality industries. Mr. Kirkpatrick is a member of the American Society of Appraisers in the discipline of Business Valuation.

      GERALD H. NEWMAN. Mr. Newman has been a private investor and consultant to various high technology companies since 1971. Following the death of Harold S. Geneen in November of 1997, he served as Chairman of the Board of Directors of the Company until Mr. Steinberg was elected to that position in October 1998.

      MARC I. PERKINS. Mr. Perkins has been the Chief Executive Officer of the Company since October 2, 1998 and has been the President of the Company since April 12, 1999. He was Vice Chairman of the Company from October 1998 until April 1999. Since 1995, he has also served as a registered principal of PMK Securities and Research, Inc., a securities broker-dealer and a member of the National Association of Securities Dealers Inc. He served as the Chairman and Chief Executive Officer of Perkins Capital Advisers, Inc., a registered investment adviser, from 1992 to 1998, and the President of Crown Financial Associates, Inc., a securities broker-dealer, from 1992 to 1995. From 1987-1992, he was a Vice President and shareholder of Private Capital Management, Inc., a registered investment adviser.

      ROBERT SPIEGEL. Mr. Spiegel has been a private investor since May 1995. Prior to that, he was the Chairman and President of RJR Drug Distributors, a retail drug chain, from May 1985 to May 1995. He also serves as a director of Hoenig Group, Inc., a NASDAQ-listed company that engages in institutional brokerage activities.

      THOMAS M. STEINBERG. Mr. Steinberg is the President of Tisch Family Interests, a position he has held since 1997. In this capacity, he manages and supervises investments for members of the Laurence A. Tisch and Preston
R. Tisch families. From 1991 to 1997, he was the Managing Director of Tisch Family Interests. He is also a director of Catellus Development Corporation, a Delaware corporation engaged in investment activities which is listed on the New York Stock Exchange. Mr. Steinberg has been Chairman of the Board of the Company since October 1998.

DIRECTORS' REMUNERATION; ATTENDANCE

      The Company maintains a policy of reimbursing all directors for any reasonable travel expenses incurred in connection with their attendance at meetings.

      The Company also maintains the Gunther International Ltd. Directors' Equity Plan (the "Directors' Equity Plan"), pursuant to which each participating director receives shares of Common Stock of the Company as compensation for each quarter in which the director serves on the Board. The number of shares issued for each quarter has a value equal to $2,500, calculated based on the fair market value of the Company's Common Stock at the end of such quarter.

All non-employee directors are eligible to participate in the Directors' Equity Plan. An eligible director may make an irrevocable election not to participate in the Directors' Equity Plan in any year and instead receive quarterly cash retainers (currently set at $1,250). The aggregate number of shares of Common Stock available for awards under the Directors' Equity Plan is currently set at 100,000, subject to specified adjustments in the event of changes in the number of outstanding shares of Common Stock. However, the Board of Directors has approved an amendment to the Directors' Equity Plan that will increase the number of shares available for awards to 500,000, subject to stockholder approval. See Item 3 below - "Approval of Amendment to the Gunther International Ltd. Directors' Equity Plan."

      The Board of Directors met six times during the fiscal year ended March 31, 2002 and acted by the unanimous written consent of its members on three occasions. No director attended fewer than 75% of the total number of meetings of the Board and the Committees on which such director served.

COMMITTEES OF THE BOARD

      The standing committees of the Board of Directors are the Executive Committee, the Audit Committee and the Executive Compensation/Stock Option Committee.

      During fiscal 2002, the Executive Committee consisted of Messrs. Perkins, Spiegel and Steinberg. Mr. Steinberg served as Chairman of the Executive Committee. The Executive Committee is vested with all powers and authorities of the full Board of Directors, except to the extent that the Delaware General Corporation Law prohibits such powers and authorities from being delegated to, or exercised by, a committee of the full Board. The Executive Committee is authorized to act for the full Board in the management of the business and affairs of the Company. The Executive Committee did not conduct any meetings during the fiscal year ended March 31, 2002.

      During fiscal 2002, the Audit Committee consisted of Messrs. Cotter, Hickman, Kirkpatrick and Steinberg, with Mr. Hickman serving as the Chairman. The function of the Audit Committee is to review and report to the Board of Directors with respect to the selection and the terms of engagement of the Company's independent public accountants, and to maintain communications among the Board of Directors, such independent public accountants, and the Company's internal accounting staff with respect to accounting and audit procedures, the implementation of recommendations by such independent public accountants, the adequacy of the Company's internal controls and related matters. The Audit Committee also reviews certain related-party transactions and any potential conflict-of-interest situations involving officers, directors or stockholders beneficially owning more than 10% of any class of equity security of the Company. During the fiscal year ended March 31, 2002, the Audit Committee met five times.

      During fiscal 2002, the Executive Compensation/Stock Option Committee consisted of Messrs. Kirkpatrick, Newman, Spiegel and Steinberg. Mr. Spiegel served as Chairman of the Executive Compensation/Stock Option Committee. The function of the Executive Compensation/Stock Option Committee is to review the performance of and to fix and determine the compensation of all officers of the Company and all other employees of the Company whose annual salary level is in excess of $100,000. During the fiscal year ended March 31, 2002, the Executive Compensation/Stock Option Committee met once.

                          REPORT OF THE AUDIT COMMITTEE
                           ADDRESSING SPECIFIC MATTERS

      The role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. Management has the primary responsibility for the financial statement and the reporting process, and the Company's outside auditors are responsible for auditing the Company's financial statements and expressing an opinion on the conformity of its audited financial statements to generally accepted accounting principles.

      On July 17, 2000, the Board of Directors adopted a formal, written charter for the Audit Committee of the Company. The charter was attached to the Company's proxy statement dated July 31, 2000 issued in connection with the Company's 2000 Annual Meeting of stockholders. Each member of the Audit Committee is an "independent director" for purposes of NASD Marketplace Rule 4200(a)(14).

      In connection with the preparation and filing of the Company's audited financial statements for the fiscal year ended March 31, 2002 (the "audited financial statements"), the Audit Committee performed the following functions:

- The Audit Committee reviewed and discussed the audited financial statements with senior management and Ernst & Young LLP, the Company's outside auditors;

- The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees);

- The Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and discussed with Ernst & Young LLP its independence from the Company; and

- The Audit Committee reviewed and considered whether Ernst & Young LLP's provision of information-technology and other non-audit services to the Company is compatible with the auditors' independence.

      Based upon the functions performed, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002, for filing with the U.S. Securities and Exchange Commission.

                                          AUDIT COMMITTEE


                                          J. Kenneth Hickman, Chairman
                                          James A. Cotter, Jr.
                                          Steven S. Kirkpatrick
                                          Thomas M. Steinberg

                               EXECUTIVE OFFICERS

      The current executive officers of the Company are as follows:

      Name                         Age                   Positions with the Company
      ----                         ---                   --------------------------
Marc I. Perkins                    57            President and Chief Executive Officer

John K. Carpenter                  55            Senior Vice President, Chief Financial Officer,
                                                 Treasurer and Secretary

A. Evan Haag                       53            Senior Vice President, Operations

Theodore J. Langevin               47            Senior Vice President, Design & Manufacturing

Jeremy H. Greshin                  43            Vice President - Sales and Marketing

Per J. Hellsund                    38            President - inc.jet, Inc.

      For the biography of Mr. Perkins, see the previous section entitled "Election of Directors."

      JOHN K. CARPENTER. Mr. Carpenter has held the positions of Senior Vice President, Chief Financial Officer, Treasurer and Secretary since July 2002. Prior to joining Gunther, Mr. Carpenter had been a self-employed financial consultant since 2001. Prior to that, he had been Vice President--Administration and Controller of CGI Information Systems & Management Consultants, Inc., the U.S. outsourcing and software development subsidiary of CGI Group Inc, a Canadian information technology services firm. He served in that role from 1993-2001. Mr. Carpenter is a certified public accountant.

      A. EVAN HAAG. Mr. Haag has held the position of Senior Vice President of Operations since he joined the Company in February 2000. Prior to that, he was Director, Strategic Supply Management of Moore Corporation (formerly) from October 1998 to February 2000 and Operations Manager of Moore Corporation's Systems Fabrication Moore Business Forms Research Venture from May 1996 to September 1998. From 1989 to 1995, he was Operations Vice President for Metscan, Incorporated, a manufacturer of remote data acquisition equipment for the natural gas industry.

      THEODORE J. LANGEVIN. Mr. Langevin has held the position of Senior Vice President - Design and Manufacturing since May 2001. Prior to that, he had been Director of Engineering from July 1999 until May 2001 and an electrical engineer from May 1999 until July 1999. Prior to joining the Company, Mr. Langevin was the manager of software engineering at Roll Systems Inc., a manufacturer of pre- and post-processing systems for commercial laser printers, from January 1994 until May 1999.

      JEREMY H. GRESHIN. Mr. Greshin has held the position of Vice President - Sales and Marketing of the Company since February 2001. Prior to that, he had been the Director of European Sales for John Frieda Professional Hair Care from March 1999 until February 2001. He had been President of Greshin International Trade, a trade consulting firm specializing in Latin America, from 1992 to 2001.

      PER J. HELLSUND. Mr. Hellsund has held the position of President of inc.jet, Inc., a wholly-owned subsidiary of the Company, since March 2001. Prior to that, he was Vice President - Operations of the Company from September 1999 until March 2001 and Director of Engineering of the Company from 1993 to 1999.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

      The following Summary Compensation Table sets forth information concerning compensation for services in all capacities to the Company or subsidiaries of the Company for the periods indicated of (i) each person who served as the chief executive officer of the Company during the fiscal year ended March 31, 2002, and (ii) the other most highly compensated executive officers of the Company whose total salary and bonus for the fiscal year ended March 31, 2002 exceeded $100,000, for services in all capacities to the Company during such fiscal year (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                             Long-Term Compensation
                                              Annual compensation(1)                Awards
                                           ----------------------------      ----------------------
                                                                             Restricted     Options/
                                                                               Stock          SARs         All other
Name and Principal Position                Year    Salary($)    Bonus($)     Awards ($)        ($)      Compensation ($)
---------------------------                ----    ---------    --------     ----------        ---      ----------------
Marc I. Perkins, President and  Chief      2002     $172,000       0              0          150,000            0
   Executive Officer                       2001     $172,000       0              0                0            0
                                           2000     $167,000       0              0           30,000            0

Michael M. Vehlies, Senior Vice-           2002     $110,000       0              0           35,000            0
   President, Chief Financial              2001     $110,000       0              0                0            0
    Officer, Treasurer and Secretary(2)    2000     $105,962       0              0                0            0

A. Evan Haag, Senior Vice President,       2002     $110,000       0              0           10,000            0
   Operations(3)                           2001     $110,000       0              0                0            0
                                           2000     $ 14,808       0              0           10,000            0

Jeremy H. Greshin, Senior Vice-            2002     $135,000       0              0                0            0
   President, Sales and Marketing(4)       2001     $  9,865       0              0                0            0

Theodore J. Langevin,  Senior              2002     $108,557       0              0           10,000            0
Vice-President, Design and                 2001     $ 87,307       0              0            5,000            0
Manufacturing                              2000     $ 72,404       0              0            5,000            0


(1) Perquisites and other personal benefits are not included because they do not exceed the lesser of $50,000 or 10% of the total of base salary and annual bonus for each of the Named Executive Officers.

(2)   Mr. Vehlies left the Company in June 2002.

(3)   Mr. Haag joined the Company in February 2000.

(4)   Mr. Greshin joined the Company in February 2001.

      Option Exercises and Fiscal Year-End Values. The following table sets forth certain information with respect to option exercises in fiscal year 2002 by the individuals listed and unexercised options to purchase the Company's Common Stock held by the individuals listed.

    AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                OPTION/SAR VALUES


                                                           Number of Securities           Value of Unexercised
                                                          Underlying Unexercised      In-the-Money Options/SARs at
                              Shares                      Options/SAR at FY-End(#)            FY-End($)(1)
                           Acquired on      Value
Name                       Exercise(#)   Realized($)   Exercisable    Unexercisable   Exercisable   Unexercisable

Marc I. Perkins                 0             0           170,000        160,000           0               0
Michael M. Vehlies              0             0            35,000         35,000           0               0
A. Evan Haag                    0             0             4,000         16,000           0               0
Jeremy H. Greshin               0             0                 0              0           0               0
Theodore J. Langevin            0             0             3,000         17,000           0               0


(1) Represents the difference between the fair market value of the Common Stock on March 31, 2002 and the exercise price.


                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR


                                     Number of          % of Total
                                     Securities        Options/SARs
                                     Underlying         Granted to        Exercise or
                                    Options/SARs       Employees in        Base Price
       Name                         Granted (#)        Fiscal Year         ($/Sh) (1)     Expiration Date (2)
       ----                         -----------        -----------         ----------     -------------------
       Marc Perkins                   150,000             53.2%               $.50        9/6/2011
       Michael Vehlies                 35,000             12.4%               $.60        2/0/2012
       A. Evan Haag                    10,000              3.5%               $.60        2/5/2012
       Jeremy H. Greshin                    0                0%                 NA           NA
       Theodore J. Langevin            10,000              3.5%               $.60        2/5/2012

---------------

(1) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(2) The options granted were for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

EMPLOYMENT AGREEMENTS

      The Company has entered into an employment agreement with Mr. Greshin, pursuant to which he is employed as the Senior Vice President, Sales and Marketing of the Company at an initial base salary of $135,000 per annum. The employment agreement may be terminated by either party, with or without cause, on ninety days' prior written notice. The employment agreement may be terminated immediately by the Company for "cause" and by Mr. Greshin for "good reason," as those terms are defined in the employment agreement. In the event that the employment agreement is terminated by the Company for "cause," Mr. Greshin will not be entitled to any additional compensation. In the event that the employment agreement is terminated by Mr. Greshin for "good reason," the Company generally must pay Mr. Greshin his base salary for the remainder of the calendar month during which the termination is effective and for six consecutive calendar months thereafter.

STOCK OPTION PLANS

      On December 13, 1993, the Company adopted the Gunther International Ltd. 1993 Stock Option Plan (the "1993 Stock Option Plan"), which authorizes the Executive Compensation/Stock Option Committee of the Board of Directors to grant to key employees and directors of the Company and subsidiaries of the Company incentive or non-qualified stock options. The 1993 Stock Option Plan also authorized the grant of non-qualified stock options to certain then-current key employees of the Company who were designated as "founders" of the Company. These options expired unexercised in December 1999. Options to purchase up to 310,000 shares of Common Stock may be granted under the 1993 Stock Option Plan. The Executive Compensation/Stock Option Committee determines the prices and terms at which options may be granted. Options may be exercisable in installments over the option period, but no options may be exercised before six months or after ten years from the date of grant.

      The purpose of the 1993 Stock Option Plan is to encourage stock ownership by persons instrumental to the success of the Company, in order to give them a greater personal interest in the Company's business. The exercise price of any incentive stock option granted to an eligible employee may not be less than 100% of the fair market value of the shares underlying such option on the date of grant, unless such employee owns more than 10% of the outstanding Common Stock or stock of any subsidiary or parent of the Company, in which case the exercise price of any incentive stock option may not be less than 110% of such fair market value. No option may be exercisable more than ten years after the date of grant and, in the case of an incentive stock option granted to an eligible employee owning more than 10% of the Common Stock or stock of any subsidiary or parent of the Company, no more than five years from its date of grant. Payment for shares purchased upon exercise of any option may be in cash or in shares of the Company's Common Stock. Options are not transferable, except upon the death of the optionee. In general, upon termination of employment of an optionee, all options granted to such person which are not exercisable on the date of such termination immediately expire, and any options that are exercisable expire 30 days following termination of employment, if such termination is not the result of death or retirement, and one year following such termination if such termination was because of death or retirement under the provisions of any retirement plan that may be established by the Company, or with the consent of the Company. As of March 31, 2002, options covering an aggregate of 274,500 shares of Common Stock were outstanding under the 1993 Stock Option Plan. The 1993 Stock Option Plan terminates on December 13, 2003.

      As more fully described in Item 2 below ("Approval of the Gunther International Ltd. 2002 Stock Option Plan"), the Board of Directors has approved the adoption of a new equity compensation plan for the Company, the Gunther International Ltd. 2002 Stock Option Plan. The material features of the 2002 Stock Option Plan are described below in Item 2. As of March 31, 2002, options covering 129,500 shares of our Common Stock are outstanding under the 2002 Stock Option Plan, subject to the receipt of stockholder approval (see Item 2 - "Approval of the Gunther International Ltd. 2002 Stock Option Plan").

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons. Based solely on its copies of forms received by it, or written representations from certain reporting persons that no Form 5 were required for those persons, the Company believes that during the fiscal year ended March 31, 2002, its executive officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements, except that Forms 5 were not timely filed for Messrs. Cotter, Hickman, Kirkpatrick, Steinberg, Spiegel and Newman with regard to the Directors' Equity Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On June 25, 2001, the Company entered into a recapitalization agreement with and among the Estate of Harold S. Geneen, a former chairman of the Board of the Company, Gunther Partners, LLC, Park Investment Partners, Inc. and two other stockholders. Gunther Partners, LLC is a Delaware limited liability company ("Gunther

Partners"), the members of which include Robert Spiegel and Thomas M. Steinberg, two of our directors, and a partnership controlled by certain members of the Tisch family. See "Item 1 -- Election of Directors" and "Stock Ownership of Certain Beneficial Owners and Management."

      The Recapitalization Agreement provided that the Company would effectuate a registered public offering ("Rights Offering") of up to 16,000,000 shares of its Common Stock (the "Offered Shares") to its existing stockholders by subscription right on a pro-rata basis at a subscription price of $0.50 per share. The Recapitalization Agreement obligated the Company to use the net proceeds of the offering to: (i) repay senior secured indebtedness in the total principal amount of $4.5 million owed to Gunther Partners; (ii) repay subordinated indebtedness in the total principal amount of $500,000 owed to Mr. Spiegel; (iii) repurchase subordinated indebtedness in the total principal amount of $1,851,169 originally owned by the Estate of Mr. Geneen (the "Estate") for an aggregate purchase price of $500,000; and (iv) repurchase 919,569 shares of our common stock originally owned by the Estate at a purchase price of $.15 per share, or $137,935 in the aggregate. Under the Recapitalization Agreement, the Estate agreed to sell such debt and equity to the Company for an aggregate purchase price of $637,935. In order to facilitate the timely purchase of the debt and equity held by the Estate, Gunther Partners agreed to purchase the debt and equity for our benefit. This purchase was consummated on July 25, 2001.

      The Company consummated the Rights Offering in November in 2001. Following the conclusion of the Rights Offering, Gunther Partners resold the debt and equity to us on the same terms and conditions that were applicable to the sale from the Estate to Gunther Partners. In connection with these transactions, the Company recognized an extraordinary gain of $1.4 million on the extinguishment of debt.

      Gunther Partners subscribed for a total of 13,673,904 shares of the Company's common stock in the Rights Offering. As a result of the Rights Offering, Gunther Partners and its affiliates, including two of the Company's directors, beneficially own, in the aggregate, approximately 70% of the Company's outstanding Common Stock.

      In connection with the Company's October 1998 financial restructuring involving Gunther Partners, the Company granted Gunther Partners a warrant to purchase up to 35% of the pro forma, fully diluted number of shares of the Company's Common Stock, determined as of the date of exercise, at any time through November 2003 at an exercise price of $1.50 a share (2,190,390 shares at March 31, 2002). The Rights Offering had no effect on the number of shares of the Company's Common Stock into which the warrants are exercisable. In November 2000, however, the Company agreed to extend the expiration date of the warrant by one calendar day for each calendar day from and after April 1, 2001 that any principal or interest owed under debt previously issued to a Company director remained unpaid. The debt was not repaid until the consummation of the Rights Offering in November 2001. Thus, the new expiration date of the warrant is now May 29, 2004.

      On July 3, 2002, the Company borrowed $700,000 from Robert Spiegel, a director and member of Gunther Partners, to alleviate a short-term cash-flow deficiency which the Company was experiencing. The loan is unsecured and earns interest at a rate of 8% per annum.

                           STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      As of June 1, 2002, with the exception of the persons listed below no person was known by the Company to own more than 5% of the outstanding Common Stock.

                                           Number of      Percent
                                          Shares(1)(2)   of Class
                                          ------------   --------
Gunther Partners, LLC(3)                 13,673,904      70.6%
c/o Thomas J. Tisch
667 Madison Avenue
New York, NY  10021

Four-Fourteen Partners, LLC(4)           2,273,880       10.7%
c/o Thomas J. Tisch
667 Madison Avenue
New York, NY  10021

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

(2) Assumes that shares which the named person or group has a contractual right to acquire within 60 days have been acquired and are outstanding.

(3) Based on information set forth in Amendment No. 8 to Schedule 13D, filed on December 8, 2001 ("Amendment No. 8") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by Thomas J. Tisch, Robert Spiegel and Thomas M. Steinberg. Shares shown in the table represent the shares purchased by Gunther Partners pursuant to the Company's November 2001 Rights Offering, and exclude the shares beneficially owned by Four Fourteen Partners, LLC and shares beneficially owned by Messrs. Steinberg and Spiegel, both of whom are directors of the Company and members of Gunther Partners.

(4) Based on information set forth in Amendment No. 8. Includes 494,189 shares held directly by Four-Fourteen Partners, LLC and an aggregate of 1,779,691 shares of Common Stock that may be acquired (as of March 31, 2002) upon the exercise of the stock purchase warrants which were distributed to Four-Fourteen Partners, LLC by Gunther Partners on November 17, 1998. The shares shown in the table exclude the shares of Common Stock beneficially owned by Gunther Partners and Messrs. Steinberg and Spiegel. See note 3 above and "Certain Relationships and Related Transactions."

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table reflects shares of Common Stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) as of June 1, 2002 by each director of the Company, each of the Named Executive Officers and the current directors and executive officers of the Company as a group.


                                           Amount of Beneficial       Percentage
        Name(1)                               Ownership (2)(3)         of Shares
        -------                               ----------------         ---------
      James A. Cotter, Jr.(4)                     126,372                  *
      Edward F. Hacker(5)                               0                  *
      J. Kenneth Hickman (6)                       81,381                  *
      Steven S. Kirkpatrick(7)                      9,412                  *
      Gerald H. Newman(8)                         797,827                4.1%
      Marc I. Perkins(9) (10)                     404,400                2.0%
      Robert Spiegel(11)                          666,698                3.4%
      Thomas M. Steinberg(12)                      58,761                  *
      Michael M. Vehlies(9) (13)                   35,000                  *
      A. Evan Haag(9)                               4,000                  *
      Jeremy H. Greshin                                 0                  *
      Theodore J. Langevin(9)                       3,000                  *

      All Directors and Executive               2,195,351               11.0%
      Officers as a group(14)



* Less than 1%.

(1) The address of each of the directors and executive officers of the Company is c/o Gunther International Ltd., One Winnenden Road, Norwich, Connecticut 06360.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

(3) Assumes that shares which the named person or group has a contractual right to acquire within 60 days have been acquired and are outstanding.

(4) Includes 17,628 shares credited to the account of Mr. Cotter under the Directors' Equity Plan.

(5)   Mr. Hacker joined the Board of Directors effective as of June 30, 2002.

(6) Includes 31,381 shares credited to the account of Mr. Hickman under the Directors' Equity Plan.

(7) Represents 9,412 shares credited to the account of Mr. Kirkpatrick under the Directors' Equity Plan.

(8) Based on information set forth in Amendment No. 2 to Schedule 13D, filed on August 2, 2001 under the Exchange Act by Park Investment Partners, Inc. and Gerald H. Newman. The shares shown in the table include 766,446 shares held directly by Mr. Newman, including the 693,744 shares distributed by Park Investment Partners, Inc. to Mr. Newman in June 2001. Shares listed in the table also include 31,381 shares credited to the account of Mr. Newman under the Directors' Equity Plan.

(9) Includes the exercisable portion of stock options exercisable within 60 days of June 1, 2002.

(10)  Includes 9,900 shares held directly by Mr. Perkins.

(11) The shares shown as beneficially owned by Mr. Spiegel include 328,558 shares of Common Stock that may be acquired pursuant to the exercise of the stock purchase warrants which have been distributed by Gunther Partners to Mr. Spiegel, see "Certain Relationships and Related Transactions." The shares shown in the table also includes 60,000 shares of Common Stock owned directly by Mr. Spiegel, 15,500 shares owned by an IRA account maintained for Mr. Spiegel's benefit and 31,381 shares credited to the account of Mr. Spiegel under the Directors' Equity Plan. The shares shown in the table also include: (i) 20,000 shares held in an IRA account maintained for the benefit of Richard J. Spiegel, Mr. Spiegel's son; (ii) 40,000 shares of Common Stock held by Mr. Spiegel's wife; (iii) 1,500 shares of Common Stock held in an IRA account maintained for the benefit of Mr. Spiegel's wife; (iv) 15,000 shares of Common Stock and warrants to purchase 54,760 shares of Common Stock held by a trust of which Mr. Spiegel is a trustee; and (v) 100,000 shares of Common Stock held by Lilly Schwebel, Mr. Spiegel's sister. Mr. Spiegel disclaims beneficial ownership as to each of the shares and warrants described in (i) through (v) in the preceding sentence.

(12) The shares shown as beneficially owned by Mr. Steinberg represent the 27,380 shares of Common Stock that may be acquired by him pursuant to the exercise of the stock purchase warrants which have been distributed by Gunther Partners to Mr. Steinberg. The shares shown in the table also include 31,381 shares credited to the account of Mr. Steinberg under the Directors' Equity Plan.

(13)  Mr. Vehlies left the Company in June 2002.

(14) Includes an aggregate of 631,198 shares issuable upon the exercise of outstanding options, warrants or other similar rights exercisable within 60 days of June 1, 2002.


                                     ITEM 2.
                   APPROVAL OF THE GUNTHER INTERNATIONAL LTD.
                             2002 STOCK OPTION PLAN

BACKGROUND

      In December 1993, the Company adopted the Gunther International Ltd. 1993 Stock Option Plan (the "1993 Stock Option Plan"), which authorizes the Executive Compensation/Stock Option Committee of the Board of Directors to grant to key officers, directors, and employees of the Company and subsidiaries of the Company incentive or non-qualified stock options. The purpose of the 1993 Stock Option Plan is to encourage stock ownership by persons instrumental to the success of the Company, in order to give them a greater personal interest in the Company's business. For a more detailed description of the terms of the 1993 Stock Option Plan, see "Stock Option Plan" on page 9 of this Proxy Statement.

      As of March 31, 2002, 274,500 shares have already been reserved for issuance in connection with outstanding options granted under the 1993 Stock Option Plan, leaving approximately 35,500 shares available for future grant under the 1993 Stock Option Plan. The 1993 Stock Option Plan expires on December 13, 2003.

THE PROPOSAL

      The Board of Directors believes that the operation to date of the 1993 Stock Option Plan has proved to be of substantial value in inducing the continued service to the Company of the Plan's participants, in encouraging their efforts toward the continued success of the Company and its subsidiaries and in assisting in the recruitment of qualified individuals to work for the Company. However, because the 1993 Stock Option Plan has only few shares remaining available for grant and will expire next year, the Board of Directors approved a new equity compensation plan, the 2002 Gunther International Ltd. Stock Option Plan (the "2002 Stock Option Plan" or the "Plan"), subject to the approval of the Company's stockholders at the Annual Meeting.

      Set forth below is a brief summary of certain provisions of the 2002 Stock Option Plan, This summary does not purport to be complete and is subject in all respects to the applicable provisions of the Plan itself, a copy of which is attached hereto as Appendix A.

SUMMARY OF THE 2002 STOCK OPTION PLAN

      General

      The Board adopted the Plan effective as of February 5, 2002. The Plan shall continue and remain effective until such time as no further awards may be granted under the Plan and all awards granted under the Plan are no longer outstanding. Under the Plan the Executive Compensation/Stock Option Committee of the Board of Directors or the full Board (either, the "Committee") may grant stock incentives to key individuals performing services for our company, including employees, officers, eligible directors, consultants and agents. Awards under the Plan may be in the form of incentive stock options and nonqualified stock options.

      The purpose of the 2002 Stock Option Plan is to secure for the Company and its stockholders the continued services of key employees, officers and directors who have contributed or have the potential to contribute to the continued success and growth of the business of the Company. The Board also believes that adoption of the Plan will enhance the Company's ability to attract and retain such individuals in a competitive business environment. The use of equity-based compensation should more closely align the incentives of Plan participants with the long-term goals of the Company's stockholders in a tax-efficient manner.

      Shares Available for the Plan

      We presently have 500,000 shares of Common Stock reserved for issuance under the Plan. The aggregate fair market value of shares underlying incentive stock options made to any one participant in a fiscal year under the Plan may not exceed $100,000. The number of shares that can be issued and the number of shares subject to outstanding options may be adjusted by the Committee, in its discretion, in the event that a stock split, stock dividends, recapitalization or other similar event occurs that affects the number of shares of our outstanding Common Stock as a whole.

      Plan Administration

      The Committee will administer the Plan. Subject to the specific provisions of the Plan, the Committee determines award eligibility, timing and the type, amount and terms of the awards. The Committee also interprets the Plan, establishes rules and regulations under the Plan and makes all other determinations necessary or advisable for the Plan's administration.

      Options under the Plan may be either incentive stock options, as defined under the tax laws, or nonqualified stock options. The per share exercise price may not be less than the fair market value of our common stock on the date the option is granted. The Compensation Committee may specify any period of time following the date of grant during which options are exercisable, so long as the exercise period is not more than 10 years. Incentive stock options are subject to additional limitations relating to such things as employment status, minimum exercise price, length of exercise period, maximum value of the stock underlying the options and a required holding period for stock received upon exercise of the option. Only nonqualified options may be granted to individuals who are not our employees.

      Upon exercise, the option holder may pay the exercise price in several ways. He or she can pay: (1) in cash; (2) by delivering previously owned Common Stock with a fair market value equal to the exercise price; (3) by authorizing a third-party broker-dealer to sell all or a sufficient portion of the shares of Common Stock acquired upon exercise of the option and to remit the proceeds of such sale to the Company as payment for the exercise price of the option and any applicable tax withholding resulting from such exercise; or (4) by a combination of these methods.

      Expiration of Options

      Generally, options granted under the Plan expire on the date determined by the Committee at the time of the grant, subject to earlier expiration as specified in the award agreement if the holder terminates employment prior to that date. IRS rules require that incentive stock options expire no later than three months after the termination of employment for any reason other than death or disability, or one year after termination of employment by reason of death or disability, in either case subject to the normal expiration date of the option. In no event may an option be exercised after its expiration date. Any unvested portion of an option will expire immediately upon termination of employment.

      Outstanding Options

      As of March 31, 2002, options covering 129,500 shares of our Common Stock are outstanding under the 2002 Stock Option Plan, subject to the receipt of stockholder approval.

      Transferability

      Generally, an option may not be sold, assigned or otherwise transferred during its holder's lifetime, except by will or the laws of descent and distribution.

      Tax Consequences

      The following is a summary, based on current law, of some significant federal income tax consequences of awards under the Plan. Participants are advised to consult with their own tax advisor regarding the federal, state and local tax consequences of the grant and exercise of an option.

      Participants in the Plan do not recognize taxable income by reason of the grant or vesting of an option, and we do not receive a tax deduction by reason of either event. At exercise, the federal tax consequences vary depending on whether the award is an incentive stock option or nonqualified stock option.

      Incentive Stock Options

      Upon exercise of an incentive stock option, its holder does not recognize taxable income, and we do not receive a tax deduction. However, the excess of the fair market value of our Common Stock on the date of exercise over the exercise price is an adjustment that increases alternative minimum taxable income, the base upon which alternative minimum tax is computed.

      If the shares purchased upon the exercise of an incentive stock option are sold at a gain within two years from the date of grant, or within one year after the option is exercised, then the difference, with certain adjustments, between the fair market value of the stock at the date of exercise and the exercise price will be considered ordinary income. Any additional gain will be treated as a capital gain. If the shares are sold at a gain after they have been held at least one year and more than two years after the grant date, any gain will be treated as a long-term capital gain. Any loss recognized upon a taxable disposition of the shares generally would be characterized as a capital loss.

      Nonqualified Stock Options

      Upon exercise of a nonqualified stock option, its holder recognizes ordinary income in an amount equal to the difference between the fair market value of Company Common Stock at the time of exercise and the exercise price. Generally, the Company is entitled to a corresponding tax deduction for compensation income recognized by the holder. Upon the subsequent sale of the shares acquired in the exercise, the holder will recognize a short-term or long-term capital gain or loss, depending on the length of time he or she has held the shares.

      Plan Amendment and Termination

      The Plan will remain effective until no further awards may be granted or there are no more awards remaining under the Plan. The Board may amend or terminate the Plan at any time. An amendment is subject to shareholder approval if it increases the number of shares available for issuance under the Plan, permits the grant of an incentive stock option at an exercise price less than that set forth in the Plan, changes the class of individuals eligible for participation in the Plan, or permits the grant of awards after the Plan termination date.

      New Plan Benefits

      The following table shows, as to the Named Executive Officers and the other individuals and groups indicated, the number of shares of Common Stock subject to option grants made under the Company's 2002 Stock Option Plan since February 1, 2002, together with the dollar value of such option shares at an exercise price of $.60 per share.

   Name/Title                                                            Dollar Value (1)       Number of Units($)
   ----------                                                            ----------------       ------------------
   Marc I. Perkins, President and Chief Executive Officer                           0                      0
   Michael M. Vehlies, Former Chief Financial Officer                         $21,000                 35,000
   A. Evan Haag, SVP - Operations                                             $ 6,000                 10,000
   Jeremy H. Greshin, SVP - Sales & Marketing                                       0                      0
   Theodore J. Langevin, SVP - Design & Manufacturing                         $ 6,000                 10,000
   All current executive officers as a group (6 persons)                      $17,100                 28,500
   All current directors who are not executive officers as a group                  0                      0
   All employees, including officers who are not executive                    $60,600                 66,000
   officers, as a group (21 persons)

(1) Based upon an exercise price of $.60 per share (which was the fair market value of the Company's Common Stock as of February 5, 2002) multiplied by the number of shares underlying the option(s). The actual value, if any, an option holder may realize upon exercise of the option(s) will depend on the excess, if any, of the Company's stock price over the exercise price on the date the option is exercised.

      All future grants under the 2002 Stock Option Plan will be made at the discretion of the Committee and, accordingly, are not yet determinable. The value of any benefits awarded under the Plan will depend on a number of factors, including the fair market value of the Common Stock on future dates and the exercise decisions made by the recipients of incentive awards. As a result, it is not possible to determine the benefits that might be received by participants receiving discretionary awards under the Plan.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION

      The affirmative vote of a majority of the shares present at the Annual Meeting, either in person or by properly executed proxy, and entitled to vote on this proposal is needed for its adoption.

      THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE 2002 STOCK OPTION PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                     ITEM 3.
                      APPROVAL OF AMENDMENT TO THE GUNTHER
                    INTERNATIONAL LTD. DIRECTORS' EQUITY PLAN

BACKGROUND

      The Board of Directors, based on the recommendation of the Executive Compensation/Stock Option Committee, originally adopted the Gunther International Ltd. Directors' Equity Plan (the "Directors' Equity Plan") on April 1, 1999. The Directors' Equity Plan was approved by the stockholders of the Company at the Company's 1999 annual meeting of stockholders held on September 9, 1999.

      On July 9, 2002, the Board of Directors adopted an amendment (the "Amendment") to the Directors' Equity Plan, subject to approval by the Company's stockholders at the Annual Meeting. The Amendment provides that the aggregate number of shares of Common Stock available for awards under the Directors' Equity Plan will be increased from 100,000 to 500,000 shares. As amended,
Section 4.1 of the Directors' Equity Plan, provides as follows:

                4.1 LIMITATIONS. Subject to any antidilution adjustment pursuant to the provisions of Section 4.2 hereof, the maximum number of shares of Stock that may be issued and sold hereunder shall be 500,000 shares.

      Except for this Amendment, all other terms and provisions of the Directors' Equity Plan will remain unchanged.

      The purpose of the Directors' Equity Plan is to advance the interests of the Company by offering eligible directors an opportunity to increase their proprietary interest in the Company. The Company believes that, since 1999, the Directors' Equity Plan has helped to promote the growth and profitability of the Company by strengthening the alignment of the personal financial interests of participating directors with those of the Company's stockholders; and that the Amendment and the continued operation of the Directors' Equity Plan will help the Company achieve these important objectives in the future.

      As noted above, the Directors' Equity Plan currently provides for the issuance of only 100,000 shares of Common Stock. Assuming the continuation of Common Stock accruals throughout the fiscal year ended March 31, 2002, this aggregate limit was reached during the third quarter of fiscal 2002 and participating directors have become entitled to receive an additional 60,987 shares of Common Stock, albeit on a deferred basis (as of June 30, 2002 only 8,421 shares of Common Stock have actually been issued to one former director under the terms of the Directors' Equity Plan). These additional accruals will only become effective if the proposed Amendment to the Directors' Equity Plan is approved by stockholders at the Annual Meeting. If the proposed Amendment is not approved by stockholders at the Annual Meeting, the Common Stock accruals will not become effective, and the accounts of all participating directors instead will be credited with the cash to which they otherwise would be entitled. As of June 30, 2002, that amount was approximately $30,000.

PRINCIPAL TERMS OF THE DIRECTORS' EQUITY PLAN, AS AMENDED

      Any director who is not an employee of the Company or any of its subsidiaries may participate in the Directors' Equity Plan. Assuming the election of each of the nominees for director at the 2002 Annual Meeting of Stockholders, seven (7) Directors of the Company will be eligible to participate.

      Pursuant to the Directors' Equity Plan, each participating Director will receive grants of Common Stock of the Company in lieu of quarterly cash retainers as compensation for his service on the Board. The number of shares issued for each quarter will be equal to (i) $2,500, divided by (ii) the fair market value of the Common Stock on the last business day of such quarter. An eligible director may make an irrevocable election not to participate in the Directors' Equity Plan in any year, and instead receive quarterly cash retainers (currently set at $1,250). The aggregate number of shares of Common Stock available for awards under the Directors' Equity Plan, as proposed to be amended, will be 500,000, subject to specified adjustments in the event of changes in the aggregate number of outstanding shares of Common Stock.

      Each participating Director may elect to defer receipt of the shares of Common Stock that would otherwise be distributed to him with respect to any quarter. If such a deferral election is made, the participating Director making such an election must also make an irrevocable distribution election specifying when the participating Director desires to receive a distribution of the shares of Common Stock the receipt of which is being deferred. This election will remain in effect for all subsequent quarters in which the participating Director remains a Director of the Company, unless earlier revoked or modified in accordance with the terms of the Directors' Equity Plan. In general, a participating Director may elect to have the deferred shares of Common Stock distributed in a single lump sum or in up to ten equal annual installments, commencing as of the January 10 (or the first business day thereafter, if January 10 is not a business day) of the first to occur of (i) the year specified in the notice or (ii) the year after the year in which the participating Director ceases to be a Director of the Company.

      In the event that a participating Director elects to defer receipt of the shares of Common Stock which would otherwise be distributed under the Directors' Equity Plan, the Company will open and maintain an account in the name of the participating Director reflecting the value of the deferred benefits allocated to such participating Director.

      The Board of Directors may terminate or amend the Directors' Equity Plan at any time, except that absent stockholder approval the Board may not amend the Directors' Equity Plan to (i) increase the total number of shares of Common Stock subject to the Directors' Equity Plan, or (ii) change or modify the class of eligible participants. The Compensation Committee is authorized to make appropriate adjustments in connection with outstanding awards under the Directors' Equity Plan in the event of stock dividends, stock splits, recapitalizations, mergers, or other changes in the Company's outstanding stock.

FEDERAL INCOME TAX CONSEQUENCES

      In the event that a participating Director elects to defer receipt of compensation under the Directors' Equity Plan, he will generally recognize taxable income when such compensation is actually distributed, not when such compensation is earned. The distribution of any shares of Common Stock or cash under the Directors' Equity Plan generally will result in the receipt of taxable income by the participating Director receiving such distribution. The amount of taxable income recognized with respect to any shares of Common Stock will be equal to the fair market value of the shares on the date they are distributed. The treatment of a participating Director's subsequent disposition of such shares will depend on the length of time the shares have been held, but generally there will be no tax consequences for the Company in connection with such disposition.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION

      The affirmative vote of a majority of the shares present at the Annual Meeting, either in person or by properly executed proxy, and entitled to vote on this proposal is needed for its adoption.

      THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENT TO THE DIRECTORS' EQUITY PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                      EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information about the Company's Common Stock that may be issued upon the exercise of options and rights under all of the Company's existing equity compensation plans as of March 31, 2002, including the Gunther International Ltd. 1993 Stock Option Plan, the 1999 Directors' Equity Plan, the 2002 Stock Option Plan and certain other equity compensation plans.

                                                  (a)                    (b)                         (c)
                                               Number of
                                           Securities to be                                  Number of securities
                                              issued upon                                  remaining available for
                                              exercise of         Weighted average          issuance under equity
                                              outstanding         exercise price of          compensation plans
                                           options, warrants    outstanding options,       (excluding securities
Plan Category                                 and rights         warrants and rights       reflected in column (a))
-------------                                 ----------         -------------------       ------------------------
Equity compensation plans approved by           435,487                 $2.24                      35,500
security holders (1)
Equity compensation plan approved
subject to approval of stockholders (2)         129,500                 $.60                       370,500
Equity compensation plans not approved          185,000                 $1.50                         -
by security holders (3)
                                 Total:         789,987                 $1.77                      406,000


(1) Includes 274,500 shares reserved for issuance under outstanding awards made previously pursuant to the Gunther International Ltd. 1993 Stock Option Plan and 160,987 shares previously reserved for issuance to our directors pursuant to the Gunther International Ltd. Directors' Equity Plan. The number of shares reserved for issuance pursuant to the Directors' Equity Plan is proposed to be increased to 500,000 shares (see
      Item 3 - "Approval of Amendment to the Gunther International Ltd. Directors' Equity Plan").

(2) Includes the Gunther International Ltd. 2002 Stock Option Plan. As of March 31, 2002, options covering 129,500 shares of our Common Stock have been awarded and are outstanding under this Plan, subject to stockholder approval at the Annual Meeting (see Item 2 "Approval of the Gunther International Ltd. 2002 Stock Option Plan").

(3) Includes 150,000 options issued to Marc I. Perkins, our President and Chief Executive Officer, and 35,000 options issued to Michael M. Vehlies, our former Chief Financial Officer, in fiscal 1999. Mr. Vehlies' employment with the Company terminated on June 24, 2002, and Mr. Vehlies' option covering 35,000 shares of our Common Stock terminated as of July 24, 2002.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

       The Company engaged Ernst & Young LLP as its independent accountants on November 15, 1999. Upon the recommendation of the Audit Committee, the Board of Directors intends to reappoint Ernst & Young LLP as the Company's independent public accountants for the fiscal year ended March 31, 2003. The Board of Directors in its discretion may direct the appointment of a different independent public accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders. A representative of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as such representatives may desire.

AUDIT FEES

      The aggregate fees incurred by the Company for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal year ended March 31, 2002, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB for that fiscal year were $80,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      There were no fees incurred by the Company for professional services rendered by Ernst & Young LLP for information technology services relating to financial information systems design and implementation for the fiscal year ended March 31, 2002.

ALL OTHER FEES

      The aggregate fees incurred by the Company for professional services rendered by Ernst & Young LLP to the Company, other than the services described above under "Audit Fees", for the fiscal year ended March 31, 2002, were approximately $91,000, consisting of 1) $55,000 for accounting and audit services relating to the Company's registration statement and 401(k) plan, and
2) $36,000 relating to tax return preparation and other tax services.

                                     ITEM 4.
                                  OTHER MATTERS

      As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

                STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

      The Company currently expects to convene the 2003 Annual Meeting of Stockholders during August or September of 2003 (the "2003 Annual Meeting"), after the announcement of the financial results for the fiscal year ended March 31, 2003. Any proposal of a stockholder intended to be presented at the 2003 Annual Meeting must be received by the Secretary of the Company, for inclusion in the Company's proxy, notice of meeting and proxy statement relating to the 2003 Annual Meeting, on or before April 1, 2003. For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2003 Annual Meeting of Stockholders, SEC rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on June 14, 2003, and advises share owners in the 2003 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on June 14, 2003. Notices of intention to present proposals at the 2003 Annual Meeting of Stockholders should be addressed to John K. Carpenter, Secretary, Gunther International Ltd., One Winnenden Road, Norwich, Connecticut 06360.

      THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 2002, FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY'S OFFICES, ONE WINNENDEN ROAD, NORWICH, CONNECTICUT 06360; ATTENTION: JOHN K. CARPENTER.

                             ADDITIONAL INFORMATION

      The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex or facsimile. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.


July 29, 2002                   By order of the Board of Directors,
Norwich, Connecticut


                                John K. Carpenter,
                                Senior Vice President, Chief Financial Officer, Treasurer and Secretary

                                                                      APPENDIX A

                           GUNTHER INTERNATIONAL LTD.
                             2002 STOCK OPTION PLAN


                                    ARTICLE I
                              PURPOSE; DEFINITIONS

      1.1 Purpose. The purpose of the Gunther International Ltd. 2002 Stock Option Plan (the "Plan") is to enable the Company to offer to its employees, officers, directors and consultants, whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

      1.2 Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

            (a) "Agreement" means the agreement between the Company and a Holder setting forth the terms and conditions of an award under the Plan.

            (b) "Board" means the Board of Directors of the Company.

            (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            (d) "Committee" means the Executive Compensation/Stock Option Committee of the Board or any other committee of the Board that the Board may designate to administer the Plan or any portion thereof. If no Committee is so designated, then all references in this Plan to "Committee" shall mean the Board.

            (e) "Common Stock" means the Common Stock of the Company, par value $.001 per share, also referred to as "Shares".

            (f) "Company" means Gunther International Ltd., a corporation organized and existing under the laws of the State of Delaware.

            (g) "Director" means a member of the Board.

            (h) "Disability" means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

            (i) "Effective Date" means the date set forth in Section 8.1, below.

            (j) "Fair Market Value," unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date:

                  (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or Nasdaq, as the case may be;

                  (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on such date, as reported by the OTC Bulletin Board or the National Quotation

Bureau, Incorporated or similar publisher of such quotations; and

                  (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Committee shall determine, in good faith.

            (k) "Holder" means a person who has received an award under the Plan.

            (l) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

            (m) "Mature Shares" means shares of Common Stock that have been held by the Holder for at least six months.

            (n) "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

            (o) "Normal Retirement" means retirement from active employment with the Company or any Subsidiary on or after age 65.

            (p) "Parent" means any present or future "parent corporation" of the Company, as such term is defined in Section 424(e) of the Code.

            (q) "Plan" means the Gunther International Ltd. 2002 Stock Option Plan, as amended from time to time.

            (r) "Repurchase Value" shall mean the difference between the Fair Market Value and the Exercise Price (if lower than the Fair Market Value), multiplied by the number of shares subject to the award.

            (s) "Stock Option" or "Option" means an option to purchase shares of Common Stock which is granted pursuant to the Plan.

            (t) "Subsidiary" means any present or future "subsidiary corporation" of the Company, as such term is defined in Section 424(f) of the Code.

                                   ARTICLE II
                                 ADMINISTRATION

      2.1 Committee Membership. The Plan shall be administered by the Board or a Committee. Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board. The Committee members, to the extent possible and deemed to be appropriate by the Board, shall be "non-employee directors" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" within the meaning of Section 162(m) of the Code.

      2.2 Powers of Committee. The Committee shall have full authority to award, from time to time pursuant to the terms of the Plan, Incentive Stock Options and Nonqualified Stock Options. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

            (a) to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Stock Options may from time to time be awarded hereunder;

            (b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

            (c) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder; and

            (d) to substitute new Stock Options for previously granted Stock Options, which previously granted Stock Options have higher option exercise prices and/or contain other less favorable terms.

      2.3 Interpretation of Plan.

            (a) Committee Authority. Subject to Article VII, below, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of the Plan.

            (b) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

                                   ARTICLE III
                              STOCK SUBJECT TO PLAN

      3.1 Number of Shares. The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 500,000 shares of Common Stock. Shares of Common Stock under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, such shares shall again be available for distribution in connection with future grants and awards under the Plan. If a Holder pays the exercise price of a Stock Option by surrendering any previously owned shares and/or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the Stock Option exercise, then the number of shares available under the Plan shall be increased by the number of such surrendered shares and shares used to pay such taxes.

      3.2 Adjustment Upon Changes in Capitalization, Etc. In the event of any merger, reorganization, consolidation, dividend (other than a cash dividend) payable on shares of Common Stock, stock split, reverse stock split, combination or exchange of shares, or other extraordinary or unusual event occurring after the grant of an award which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

                                   ARTICLE IV
                                   ELIGIBILITY

      4.1 General. Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company.

      4.2 Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary at the time of grant.

                                    ARTICLE V
                                  STOCK OPTIONS

      5.1 Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options or Nonqualified Stock Options, or both types of Stock Options, which may be granted alone or in addition to other awards granted under any other incentive compensation plan maintained by the Company. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Nonqualified Stock Option.

      5.2 Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

            (a) Option Term. The term of each Stock Option shall be fixed by the Committee; provided, however, that an Incentive Stock Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (a "10% Stockholder")).

            (b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may not be less than 100% of the Fair Market Value on the day of grant; provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder shall not be less than 110% of the Fair Market Value on the date of grant.

            (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and as set forth in Article VI, below. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, i.e., that it vests over time, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine.

            (d) Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by:

                  (i) a cash payment equal to the aggregate exercise price,

                  (ii) Mature Shares having a Fair Market Value equal to the aggregate exercise price,

                  (iii) an election to make a cashless exercise through a registered broker-dealer, and/or

                  (iv) any other form of payment which is acceptable to the Committee.

Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Payments in the form of Mature Shares shall be valued at the Fair Market Value of the Common Stock on the date prior to the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Payments in the form of a cashless exercise shall be made by authorizing a third-party broker-dealer to sell all or a portion of the shares of Common Stock acquired upon exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to pay the aggregate exercise price and any applicable tax withholding resulting from such exercise. A Holder shall have none of the rights of a Stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

            (e) Transferability. Except as may be set forth in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder's lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder's guardian or legal representative).

            (f) Termination by Reason of Death. If a Holder's employment by the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

            (g) Termination by Reason of Disability. If a Holder's employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify at the time of grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

            (h) Other Termination. Unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, if a Holder is an employee of the Company or a Subsidiary at the time of grant and if such Holder's employment by the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder's employment is terminated by the Company or a Subsidiary without cause or due to Normal Retirement, then the portion of such Stock Option that has vested on the date of termination of employment may be exercised for the lesser of three months after termination of employment or the balance of such Stock Option's term.

            (i) Additional Incentive Stock Option Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiary) shall not exceed $100,000.

            (j) Buyout and Settlement Provisions. The Committee may at any time, in its sole discretion, offer to repurchase a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.


                                   ARTICLE VI
                     ACCELERATED VESTING AND EXERCISABILITY

      6.1 Non-Approved Transactions. If any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than an "Exempt Person" (as defined below) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities in one or more transactions, and the Board does not authorize or otherwise approve such acquisition, then the vesting periods of any and all Stock Options and other awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and awards on the terms set forth in this Plan and the respective agreements respecting such Stock Options and awards. For purposes of the foregoing, an "Exempt Person" shall mean and include any Person who is the beneficial owner, directly or indirectly, of any outstanding equity securities of the Company on February 5, 2002.

      6.2 Approved Transactions. The Committee may, in the event of an acquisition of all or substantially all of the Company's assets or at least 50% of the combined voting power of the Company's then outstanding securities in one or more transactions (including by way of merger or reorganization) which has been approved by the Company's Board of Directors, (a) accelerate the vesting of any and all Stock Options granted and outstanding under the Plan, and (b) require a Holder of any award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such award.

                                   ARTICLE VII
                            AMENDMENT AND TERMINATION

      The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder's consent.

                                  ARTICLE VIII
                                  TERM OF PLAN

      8.1 Effective Date. The Plan shall be effective as of February 5, 2002 (the "Effective Date"), subject to the approval of the Plan by the Company's stockholders within one year after the Effective Date. Any awards granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned upon, and subject to, such approval of the Plan by the Company's stockholders and no awards shall vest or otherwise become free of restrictions prior to such approval.

      8.2 Termination Date. Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten year period following the Effective Date.

                                   ARTICLE IX
                               GENERAL PROVISIONS

      9.1 Written Agreements. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms, of the Agreement executed by the Company and the Holder. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

      9.2 Employees.

            (a) Engaging in Competition With the Company; Disclosure of Confidential Information. If a Holder's employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within six months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or (ii) discloses to anyone outside the Company or uses any confidential information or material of the Company in violation of the Company's policies or any agreement between the Holder and the Company, all options or other awards then held by such Holder shall automatically terminate.

            (b) No Right of Employment. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

      9.3 Investment Representations; Company Policy. The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company's securities.

      9.4 Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

      9.5 Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder's employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

      9.6 Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Connecticut (without regard to choice of law provisions); provided, however, that all matters relating to or involving corporate law shall be governed by the laws of the State of Delaware.

      9.7 Other Benefit Plans. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

      9.8 Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

      9.9 Applicable Laws. The obligations of the Company with respect to all Stock Options under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

      9.10 Conflicts. If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

      9.11 Non-Registered Stock. The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act of 1933, as amended, or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system, including the Nasdaq National Market and Nasdaq SmallCap Market.

                           GUNTHER INTERNATIONAL LTD.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of shares of common stock, par value $.001 per share ("Common Stock"), of GUNTHER INTERNATIONAL LTD., a Delaware corporation (hereinafter referred to as the "Company"), does hereby constitute and appoint MARC I. PERKINS and JOHN K. CARPENTER, or either of them, as proxies, with full power to act without the other and with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on September 12, 2002, at 10:30 a.m., local time, at the corporate office of the Company, One Winnenden Rd., Norwich, Connecticut 06360, and at any adjournments or postponements thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement, dated July 29, 2002, and instructs its attorneys and proxies to vote as set forth on this Proxy.

                         (TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                           GUNTHER INTERNATIONAL LTD.

                               SEPTEMBER 12, 2002



                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
-------------------------------------------------------------------------------

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.



                  FOR          WITHHELD
1. ELECTION       [ ]            [ ]
   OF
   DIRECTORS
For, except vote withheld from the following nominee(s)



----------------------------------------------------




Nominees: James A. Cotter, Jr.
          Edward F. Hacker
          J. Kenneth Hickman
          Steven S. Kirkpatrick
          Gerald H. Newman
          Marc I. Perkins
          Robert Spiegel
          Thomas M. Steinberg



                                                     FOR  AGAINST  ABSTAIN
2. Approval of the Gunther International Ltd.        [ ]    [ ]      [ ]
   2002 Stock Option Plan.

3. Approval of an amendment to the Gunther
   International Ltd. Directors' Equity Plan to      [ ]    [ ]      [ ]
   increase to 500,000 the number of shares available for awards under the Plan.

4. To vote with discretionary authority upon any other business which may properly come before the meeting or any adjournment thereof.

The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR OF THE SPECIFIED NOMINEES, IN FAVOR OF ADOPTION OF THE GUNTHER INTERNATIONAL LTD. 2002 STOCK OPTION PLAN, IN FAVOR OF THE AMENDMENT TO THE GUNTHER INTERNATIONAL LTD. DIRECTORS' EQUITY PLAN AND THE PROXIES ARE GIVEN DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTERS UPON WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AND WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING
OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE YOUR SHARES VOTED.



SIGNATURE(S)                                                DATE
            ------------------------------------------------    ----------------

IMPORTANT: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, etc., indicate title. If the signer is a corporation, sign in corporate name by a duly authorized officer.